                                                                     EXHIBIT 4.2

                           FIRST SECURITY CORPORATION

                    7.875% Senior Notes due October 15, 1999


                                TERMS AGREEMENT



                                                                October 11, 1994


First Security Corporation
79 South Main Street
Salt Lake City, Utah  84111

Attention:  Scott C. Ulbrich,
            Chief Financial Officer


Dear Ladies and Gentlemen:

          We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-52609), a copy of which is attached hereto ("Underwriting Agreement"), the following Senior Debt Securities ("Securities") on the following terms:


Title:  7.875% Senior Notes due October 15, 1999

Aggregate principal amount to be purchased:  $100,000,000

Interest:  7.875% per annum, from October 18, 1994

Interest Payment Dates: April 15 and October 15 of each year, commencing April 15, 1995

Record Dates:  April 1 and October 1

Date of Maturity:  October 15, 1999

Optional Redemption:  None

Sinking fund provisions:  None

Delayed Delivery Contracts:  None

Purchase price: 99.203% of principal amount, plus accrued interest, if any, from October 18, 1994

Expected Reoffering Price: 99.778% of principal amount, subject to change by the undersigned

Indenture: Indenture dated as of March 1, 1994, between the Company and The First National Bank of Chicago, as Trustee, relating to Senior Debt Securities

Defeasance provisions:  None

Closing:   7:00 A.M. (Los Angeles time), on October 18, 1994, at Sullivan &
Cromwell, 444 South Flower Street, 12th Floor, Los Angeles, California 90071, in same day funds or such other time and place as may be agreed to by the Representatives and the Company

Names and Addresses of the Representatives:

          J.P. Morgan Securities Inc.
          CS First Boston Corporation
             c/o J.P. Morgan Securities Inc.
                 60 Wall Street
                 New York, New York 10260-0060

          The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference.

          The Securities will be made available for checking and packaging at the office of The Depositary Trust Company at least 24 hours prior to the Closing.

          If the foregoing offer is acceptable to you, please sign where indicated below, whereupon this Agreement will be a binding agreement between us.

                         Very truly yours,

                         J.P. MORGAN SECURITIES INC.
                         CS FIRST BOSTON CORPORATION
                           As Underwriters

                         By: J.P. MORGAN SECURITIES INC.



                         By: -- Form Only --
                            _____________________________
                            T. Kelley Millet
                            Managing Director

                                   SCHEDULE A

                                                       Principal
                                                       Amount of
                                                       Securities
                                                         to be
Underwriter                                            Purchased
- - -----------                                            ------------

J.P. Morgan Securities Inc...........................  $ 50,000,000
CS First Boston Corporation..........................  $ 50,000,000
                                                       ------------

          Total......................................  $100,000,000
                                                       ============

To:  J.P. Morgan Securities Inc.
     CS First Boston Corporation
     c/o J.P. Morgan Securities Inc.
         60 Wall Street
         New York, New York  10260-0600

          We accept the offer contained in the Terms Agreement, dated October 11, 1994, relating to $100,000,000 aggregate principal amount of 7.875% Senior Notes due October 15, 1999. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement attached hereto ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                       Very truly yours,

                                       FIRST SECURITY CORPORATION


                                       By: -- Form Only --
                                          ___________________________
                                          Scott C. Ulbrich
                                          Executive Vice President and
                                            Chief Financial Officer